EXHIBIT 23.6


                                                               15 October 1999


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration Statement of NTL Incorporated on Form S- 8, of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, on our audit of the Combined Financial Information of ComTel UK Finance B.V. as of and for the year ended 31 December 1996.



Coopers & Lybrand
Chartered Accountants
London, United Kingdom